As filed with the Securities and Exchange Commission on September 9, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Maryland	13-5531602
(State of incorporation)	(I.R.S. employer identification no.)

800 Cabin Hill Drive

Greensburg, PA 15601

(Address of principal executive offices) (Zip code)

ALLEGHENY ENERGY, INC.

Employee Stock Ownership and Savings Plan

(Full title of the Plan)

David M. Feinberg

Vice President and General Counsel

800 Cabin Hill Drive

Greensburg, PA 15601

(724) 837-3000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1, 2)	Amount of Registration Fee
Common Stock of Allegheny Energy, Inc., par value $1.25 per share	2,000,000	$26.24	$52,480,000	$2,929

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Allegheny Energy, Inc. Employee Stock Ownership and Savings Plan described herein.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of the common stock, par value $1.25 per share, of Allegheny Energy, Inc. as reported on The New York Stock Exchange on September 1, 2009.

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $1.25 per share (the “Common Stock”), of Allegheny Energy, Inc., a Maryland corporation (the “Company” or “Registrant”), to be offered or sold pursuant to the Allegheny Energy, Inc. Employee Stock Ownership and Savings Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted under Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as required by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 2, 2009;

(2)	The Company’s Quarterly Reports on Form 10-Q for the period ended March 31, 2009, filed with the Commission on May 8, 2009 and for the period ended June 30, 2009 filed with the Commission on August 7, 2009;

(3)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 6, May 26, July 10, 2009, August 3, 2009, August 10, 2009 and August 25, 2009;

(4)	The Plan’s Annual Report on Form 11-K, filed with the Commission on June 24, 2009;

(5)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008; and

(6)	The description of the Registrant’s common stock contained in any registration statement filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this

Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Allegheny Energy, Inc., 800 Cabin Hill Drive, Greensburg, PA 15601 (telephone (724) 837-3000).

Item 4.	Description of Securities

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel

Not Applicable

Item 6.	Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the Articles of Restatement of the Company, dated September 4, 2008, and as presently in effect (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) and the Maryland General Corporation Law (the “MGCL”), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Charter and the Bylaws incorporated herein by reference and the MGCL.

Under Article XIII of the Charter, Article VIII of the Bylaws and Section 2-418 of the MGCL, directors and officers are entitled to indemnification by the Company against liability that they may incur in their respective capacities as directors and officers under certain circumstances. Section 2-418 of the MGCL provides that a Maryland corporation may indemnify any director, officer or employee of the corporation and any person who, while a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director, officer or employee in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director, officer or employee shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director, officer or employee has met the applicable standard of conduct. On the other hand, the director, officer or employee must be indemnified for expenses if he or she has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar cover for, directors, officers or employees.

Article VIII of the Company’s Bylaws provides that the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Company may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for reasonable expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee (other than a director or officer) or agent of the Company or a predecessor of the Company.

Directors and Officers’ Liability Insurance is carried in an amount of $90,000,000, with a $2,500,000 corporate retention for securities related matters and a $500,000 deductible for non-securities related matters.

Item 7.	Exemption From Registration Claimed

Not Applicable

Item 8.	Exhibits

Exhibit Number	Description
4.1	Articles of Restatement of the Company, dated September 4, 2008, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-00267), filed on November 6, 2008.

4.2	Amended and Restated Bylaws of the Company, adopted December 4, 2008, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 10, 2008.

5	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 and its report on the financial statements included in the Plan’s Annual Report on Form 11-K for its fiscal year ended December 29, 2008 and the two-day period ended December 31, 2008.

23.3	Consent of Deloitte & Touche LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 and its report on the financial statements included in the Plan’s Annual Report on Form 11-K for its fiscal year ended December 29, 2008 and the two-day period ended December 31, 2008.

24	Power of Attorney (included on the signature page of this Registration Statement).

The Plan is the subject a favorable determination letter issued by the Internal Revenue Service (the “IRS”). The Plan has been amended since the date of such determination letter. The amended Plan must be submitted to the IRS no later than January 31, 2012. The undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and to make all changes required by the IRS to qualify such Plan.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

***

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on this 9th day of September, 2009.

ALLEGHENY ENERGY, INC.

/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS THAT EACH INDIVIDUAL WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DAVID M. FEINBERG HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities:

Signature	Title	Date

(i) Principal Executive Officer:

/s/ Paul J. Evanson (Paul J. Evanson)	Chairman, President, Chief Executive Officer and Director	September 9, 2009

(ii) Principal Financial Officer:

/s/ Kirk R. Oliver (Kirk R. Oliver)	Senior Vice President and Chief Financial Officer	September 9, 2009

(iii) Principal Accounting Officer:

/s/ William F. Wahl, III (William F. Wahl, III)	Vice President, Controller and Chief Accounting Officer	September 9, 2009

(iv) Directors:

/s/ H. Furlong Baldwin (H. Furlong Baldwin)	/s/ Ted J. Kleisner (Ted J. Kleisner)

/s/ Eleanor Baum (Eleanor Baum)	/s/ Christopher D. Pappas (Christopher D. Pappas)

/s/ Paul J. Evanson (Paul J. Evanson)	/s/ Steven H. Rice (Steven H. Rice)	September 9, 2009

/s/ Cyrus F. Freidheim, Jr. (Cyrus F. Freidheim, Jr.)	/s/ Gunnar E. Sarsten (Gunnar E. Sarsten)

/s/ Julia L. Johnson (Julia L. Johnson)	/s/ Michael H. Sutton (Michael H. Sutton)

Pursuant to the requirements of the Securities Act, the Plan Administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on this 9th day of September, 2009.

ALLEGHENY ENERGY, INC. EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

By:	/s/ David P. Lutz
Name:	David P. Lutz
Title:	Chairman, Employee Benefits Committee

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Restatement of the Company, dated September 4, 2008, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-00267), filed on November 6, 2008.

4.2	Amended and Restated Bylaws of the Company, adopted December 4, 2008, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 10, 2008.

5	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 and its report on the financial statements included in the Plan’s Annual Report on Form 11-K for its fiscal year ended December 29, 2008 and the two-day period ended December 31, 2008.

23.3	Consent of Deloitte & Touche LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 and its report on the financial statements included in the Plan’s Annual Report on Form 11-K for its fiscal year ended December 29, 2008 and the two-day period ended December 31, 2008.

24	Power of Attorney (included on the signature page of this Registration Statement).